UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 10, 2016

Willamette Valley Vineyards, Inc.

(Exact name of Company as specified in its charter)

Oregon	0-21522	93-0981021

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8800 Enchanted Way SE
Turner, OR 97392

(Address of principal executive offices)

(503) 588-9463

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Annual Meeting of Shareholders

The 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Willamette Valley Vineyards, Inc. (the “Company”) was held July 10, 2016 in Turner, Oregon. A total of 4,441,056 shares of Common Stock, representing approximately 87.22% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1 – Election of Directors:

All of the nominees for director were elected to serve until the Company’s Annual Meeting in the indicated years with the respective votes set forth opposite their names:

	Year	Votes Cast For		Votes Witheld
	Term		% of		% of
Nominees for Director	Ends	Number	Votes Cast	Number	Votes Cast
James W. Bernau	2017	2,047,562	93.26%	147,992	6.74%
Christoper L. Sarles	2017	2,054,302	93.57%	141,252	6.43%
Sean M. Cary	2017	2,054,052	93.56%	141,502	6.44%
Craig A. Smith	2018	2,044,372	93.11%	151,182	6.89%
Betty M. O'Brien	2018	2,042,862	93.05%	152,692	6.95%
Stan G. Turel	2018	2,052,752	93.50%	142,802	6.50%
James L. Ellis	2019	2,052,040	93.46%	143,514	6.54%
Heather Westing	2019	2,140,103	97.47%	55,451	2.53%
Jonathan Ricci	2019	2,141,363	97.53%	54,191	2.47%

Proposal 2 – Ratification of Appointment of Independent Auditors:

The shareholders ratified the appointment of Moss Adams LLP as independent auditors for the 2016 fiscal year by the votes set forth in the following table:

Votes Cast For		Votes Cast Against		Abstain
	% of		% of		% of	Broker
Number	Votes Cast	Number	Votes Cast	Number	Votes Cast	Non-Votes
4,398,928	99.05%	14,856	0.34%	27,272	0.61%	NA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLAMETTE VALLEY VINEYARDS, INC.

Date: July 10, 2016	By:	/s/ JAMES W. BERNAU

James W. Bernau
President

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